Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of the 19th day of February, 2009, by and between NovaRay Medical, Inc. ("the Company") and Jack Price (the "Consultant").

WHEREAS, Consultant is employed by the Company as its Chief Executive Officer and President;

WHEREAS, Consultant desires to resign as Chief Executive Officer and President of the Company but remain on the Company's Board of Directors and the Company desires to accept such resignation by Consultant and desires that Consultant remain on its Board of Directors;

WHEREAS, Company and Consultant desire to obtain a release from all claims, counterclaims and defenses that could be brought against the other party including without limitation pertaining to, in connection with or arising out of (i) Consultant's employment with Company, (ii) Consultant's resignation as Chief Executive Officer and President of the Company, (iii) the termination of Consultant's employment with Company and (iv) the Executive Employment Agreement (as defined below);

WHEREAS, Consultant desires to receive and the Company desires to pay the amounts set forth herein;

WHEREAS, Company desires to engage Consultant for certain services as set forth herein and Consultant desires to provide such services to the Company and its Board of Directors;

WHEREAS, Consultant desires and the Company desires to continue vesting of the Consultant's Stock (as defined below) pursuant to the Restricted Stock Purchase Agreement dated as of October 23, 2006 (the "Restricted Stock Purchase Agreement").

NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:

  Resignation. Consultant hereby resigns as Chief Executive Officer and President of the Company as of February 28, 2009 pursuant to Section 7.3 of that certain Executive Employment Agreement dated as of December 19, 2007 (the "Executive Employment Agreement") and Company accepts such resignation. Consultant's employment with Company shall be terminated as of February 28, 2009. In consideration of signing this Agreement, Consultant shall receive payments of (i) $28,333, less regular withholdings, no later than the eighth day after Consultant has executed this Agreement, provided that Company has received the executed Agreement and Consultant has not revoked the Agreement, (ii) reimbursement of business expenses properly incurred prior to March 1, 2009 and submitted in accordance with the Company's policies and (iii) $5,000 or pro rata amount for each calendar quarter beginning on April 1, 2009 until the end of the term of this Agreement as set forth in Section 13 hereof, payable at the end of each calendar quarter with the first payment commencing June 30, 2009. Consultant shall not be entitled to any other compensation, benefits or payments from the Company.
  Mutual Release. Consultant and Company hereby release and forever discharge the other party, its officers, Board of Directors, affiliated, related, parent or subsidiary corporations, employees, successors and agents from any and all claims, demands, obligations, causes of action of any nature whatsoever, whether based on tort, including but not limited to wrongful termination, public policy, constructive discharge, negligent or intentional tort; contract (implied, oral or written), or breach thereof; fraud; or statute, including the Age Discrimination in Employment Act, the Older Workers' Benefits Protection Act, the California Fair Employment & Housing Act; or any other theory of recovery or claim either in equity or in law, whether or not now known, suspected or unsuspected, or claimed, which Consultant or Company ever had or now has or claims to have, including without limitation in any way pertaining to, in connection with or arising out of (i) Consultant's employment with Company,(ii) Consultant's resignation as Chief Executive Officer and President of the Company, (iii) the termination of Consultant's employment with Company and (iv) the Executive Employment Agreement. Consultant and Company promise that such party will never file, at any time subsequent to the execution of this Agreement, in any state or federal court or before any local, state, or federal administrative agency, any claim or action of any kind, nature, or character whatever, known or unknown, which each may now have, or ever have had, against the other party with respect to any matter including without limitation pertaining to, in connection with or arising out of (i) Consultant's employment with Company, (ii) Consultant's resignation as Chief Executive Officer and President of the Company, (iii) the termination of Consultant's employment with Company and (iv) the Executive Employment Agreement. In addition, Consultant and Company hereby waive any and all rights or benefits which such party may have under the terms of section 1542 of the California Civil Code, which is set forth below as follows:

  Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected in his settlement with the debtor.

  Continued Vesting. Consultant's Stock (as defined in the Restricted Stock Purchase Agreement) shall continue to vest (as defined in the Restricted Stock Purchase Agreement) pursuant to Section 3 thereof until the later of (i) the end of the term of this Agreement as set forth in Section 13 below or (ii) the date on which Consultant ceases to be a member of the Company's Board of Directors. At such time, the Restricted Stock (as defined in the Restricted Stock Purchase Agreement) shall be subject to the Repurchase Option (as defined in the Restricted Stock Purchase Agreement) for a period of ninety (90) days from the later of (i) the end of the term of this Agreement as set forth in Section 13 below or (ii) the date on which Consultant ceases to be a member of the Company's Board of Directors. For purposes of the Restricted Stock Purchase Agreement, Consultant's termination of employment with the Company shall not be deemed a termination of Consultant's employment by the Company, a termination of employment by Consultant for Good Reason (as defined in the Restricted Stock Purchase Agreement) or a termination of employment by Consultant for Good Reason without consent. Subject to the foregoing, the Restricted Stock Purchase Agreement shall remain in full force and effect.
  Independent Contractor. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose except as set forth in Section 16 of the Restricted Stock Purchase Agreement. Consultant is and will remain an independent contractor in the relationship with the Company. The Company shall not be responsible for withholding, social security, retirement, unemployment, worker's compensation, disability or similar taxes or insurance with respect to the compensation of the Consultant hereunder after February 28, 2009. The Consultant waives and shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Consultant agrees to indemnify the Company and hold it harmless from any and all claims on the Company to pay any withholding, social security, retirement, unemployment, worker's compensation, disability, vacation, sick leave, health or employee benefit obligations.
  Duties. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant as an independent contractor to consult in the strategic and market development activities for the Company's Board of Directors and the Consultant hereby accepts such engagement.
  Expenses. During the term of this Agreement, the Consultant shall bill and the Company shall reimburse Consultant only for such out-of-pocket expenses for such amounts previously approved by the Company in writing.
  Inventions.
    Any and all ideas, processes, technology, computer programs, software, original works of authorship, designs, formulas, patents, copyrights, trademarks, service marks, inventions, discoveries, developments, innovations and all improvements, rights and claims related to the foregoing that are conceived, developed or reduced to practice by the Consultant (alone or with others) pursuant to this Agreement ("Invention Ideas") shall be the exclusive property (whether or not patentable) of the Company; and the Consultant hereby assigns, without further consideration, all right, title, and interest (throughout the United States and in all foreign countries) in the Invention Ideas to the Company free and clear of all liens and encumbrances.
    The Consultant agrees to maintain adequate and current written records on development of all Invention Ideas for the Company and to promptly disclose to the Company all Invention Ideas and relevant records, which records shall remain the sole property of the Company. Consultant further agrees that all information and records pertaining to any idea, process, technology, computer program, software, original work of authorship, design, formula, patent, copyright, trademark, service mark, invention, discovery, development, innovation and all improvements, rights and claims related to the foregoing that Consultant believes is not or may not be an Invention Idea, but is conceived, developed or reduced to practice by the Consultant (alone or with others) during the term of this Agreement shall be promptly disclosed to the Company. The Company shall determine if in fact the idea, process, technology, computer program, software, original work of authorship, design, formula, patent, copyright, trademark, service mark, invention, discovery, development, innovation and all improvements, rights and claims related to the foregoing is an Invention Idea subject to this Agreement.
    The Consultant agrees to cooperate with the Company, to assist the Company, to testify on behalf of the Company and to execute all proper documents, to enable the Company to apply for, prosecute, obtain or enforce letters patent, applicable registrations and all other intellectual property protection in the United States and foreign countries in the inventions and the copyrightable material. Should the Company be unable to secure signature of Consultant on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to mental or physical incapacity or any other cause, Consultant hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents, as the agents and attorneys-in-fact of Consultant to act for and on behalf and instead of the Consultant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Consultant. A reasonable attempt will be made to inform the Consultant of such actions taken on behalf of Consultant.
  Confidentiality. The Consultant acknowledges that during the engagement Consultant will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records, and specifications owned or licensed by the Company or its clients and/or used by the Company in connection with the operation of its business including, without limitation, business and product processes, methods, customer lists, accounts, and procedures. The Consultant agrees that Consultant will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except to the extent required to perform the services in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, products, prototypes and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into Consultant's possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company's prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in the possession of the Consultant or under control of the Consultant. The Consultant further agrees not to disclose the terms of this Agreement to any person without the prior written consent of the Company.
  Representations and Warranties. The Consultant represents and warrants that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Consultant in confidence or in trust prior to the execution of this Agreement. The Consultant further represents and warrants that any and all inventions that the Consultant has created or will create under this Agreement will be original and shall not infringe the rights of any third party to the extent of Consultant's knowledge.
  Conflicts of Interest; Non-hire Provision. The Consultant represents that Consultant is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Consultant and any third party. There is no existing contract in conflict with this Agreement or any other contract to assign or license Invention Ideas or other ideas, processes, technology, computer programs, software, original works of authorship, designs, formulas, patents, copyrights, trademarks, service marks, inventions, discoveries, developments, innovations pursuant to this Agreement. Further, the Consultant, in rendering the services hereunder shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Consultant does not have a proprietary interest. For a period of twelve (12) months following any expiration or termination of this Agreement, the Consultant shall not, directly or indirectly hire, solicit, induce, recruit or encourage any employee, consultant, or contractor to leave the Company using or involving trade secrets or confidential information of the Company.
  Right to Injunction. The parties hereto acknowledge that the services to be rendered by the Consultant under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Consultant of any of the provisions of this Agreement will cause the Company irreparable and immediate injury and damage which is extremely difficult to estimate, making any remedy at law or in damages inadequate. The Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Consultant. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.
  Limitations of Liability. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO LOSS OF PROFITS OR OTHER ECONOMIC LOSS ARISING OUT OF THIS AGREEMENT OR THE SERVICES RENDERED HEREUNDER. CONSULTANT AGREES THAT COMPANY'S LIABILITY TO THE CONSULTANT UNDER ANY PROVISION OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL NOT EXCEED $10,000. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY ARE AN ESSENTIAL ELEMENT OF THE AGREEMENT BETWEEN THE PARTIES AND THAT IN THEIR ABSENCE THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.
  Term. This Agreement shall commence on the date set forth above and shall remain in full force and effect until either (i) the earlier of March 31, 2010 or the date on which Consultant ceases to be a member of the Company's Board of Directors or (ii) such other date agreed to in writing by Consultant and the Company and signed by the Consultant and the Chief Executive Officer or Chief Financial Officer of the Company.
  Survival. Sections 1-4, 7-19 of this Agreement shall survive and continue in effect after any expiration or termination of this Agreement.
  Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.
  Choice of Law, Jurisdiction. The laws of the state of California as applied to agreements between California residents to be performed entirely within California without reference to its conflict of laws principles shall govern the interpretation of this Agreement including without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto. Except as set forth in Section 11 hereof, the parties agree that any dispute arising from the terms and conditions of this Agreement that cannot be settled by mutual agreement of the parties shall be resolved through binding arbitration in Alameda County, California. If the parties cannot agree on a single arbitrator, each party shall select one arbitrator and those two arbitrators so selected shall select a third and thereafter, all three arbitrators shall hear the matter. The award may be enforced in a court of competent jurisdiction in Alameda County, California.
  Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.
  Waiver. Waiver by one party hereto of breach of any provision of this Agreement or rights hereunder by the other shall not operate or be construed as a continuing waiver or waiver of any subsequent breach.
  Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand, or other communication is given by mail, such notice shall be conclusively deemed given five (5) days after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or other communication is to be given as follows:

  If to the Consultant: Jack Price
  ________________

  ________________

  If to the Company: NovaRay Medical, Inc.
  39655 Eureka Drive

  Newark, California 94560

  Attention: Chief Financial Officer

  Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

  Modification or Amendment. No amendment, change, or modification of this Agreement shall be valid unless in writing specifically referring to this Agreement and signed by the Chief Executive Officer or Chief Financial Officer of Company.
  Entire Understanding, Interpretation. This document and the Restricted Stock Purchase Agreement constitute the entire understanding and agreement of the parties, and any and all prior or contemporaneous agreements, understandings, and representations including without limitation, any prior contractor agreements are hereby superseded in their entirety and are of no further force and effect. In the event of a conflict between any provision of this Agreement and the Restricted Stock Purchase Agreement, the provisions of this Agreement shall prevail. The Agreement is to be construed as drafted by both parties jointly. The Agreement shall be interpreted and construed neutrally in accordance with its plain meaning and shall not be presumptively construed against either party. Each party to the Agreement represents and acknowledges that it is represented by counsel or decides not to seek such representation and the Agreement shall be deemed to have been drafted jointly by both parties. Consultant is hereby advised to consult with an attorney prior to executing this Agreement and is further advised that Consultant has twenty-one (21) days to consider this Agreement. Consultant acknowledges that if Consultant executes this Agreement prior to the expiration of 21 days, or if Consultant chooses to forego the advice of an attorney, Consultant does so freely and knowingly, and waives any and all future claims that such action or actions would affect the validity of this Agreement. Consultant may revoke this Agreement within seven (7) calendar days after signing it. If Consultant revokes this Agreement, the Company will be immediately released from any further obligation under this Agreement, the Company may recover any payments already made under this Agreement, and this Agreement will not be effective or enforceable and will be subject to the terms and conditions of California Evidence Code sections 1152 and 1154.
  Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

In witness whereof the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals and that the Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
NovaRay Medical, Inc. By: _/s/ William Frederick_____________ Name: William Frederick Title: Chief Financial Officer	Jack Price By: _/s/ Jack Price_______________________ Name: Jack Price